UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 10, 2020

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36033	98-1226628
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification Number)
Incorporation)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

(650) 808-6000

(Addresses, including zip code, and telephone number, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Share $0.00001 Par Value	TBPH	NASDAQ Global Market

Item 8.01 Other Events.

Pursuant to the terms of the Limited Liability Company Agreement (the “LLC Agreement”) of Theravance Respiratory Company, LLC (“TRC”), Innoviva, Inc. (“Innoviva”), the manager of TRC, is required to deliver to Theravance Biopharma, Inc. or its affiliates who are members (“we,” “us” or the “Company”) a draft quarterly financial plan 30 days prior to the end of each fiscal quarter covering the next fiscal quarter. On June 1, 2020 we received from Innoviva the draft TRC quarterly financial plan for the quarter ending September 30, 2020. The draft financial plan noted that Innoviva has caused TRC to sign non-binding letters of intent for the potential investment of TRC funds into certain privately held companies. The Company believes that, if TRC withholds funds to make these contemplated investments, any distributions by TRC to its members for at least the third quarter of 2020 will be reduced and possibly eliminated.

The Company plans to discuss these proposed actions by TRC with Innoviva to understand the basis for making the investments. While the LLC Agreement provides that Innoviva must consider in good faith any comments the Company provides, the financial plan will become effective 30 days after the draft plan was provided to us.

While the Company is in the process of seeking to gather additional information, we have objected to the withholding of funds by TRC for these and similar investments. That or other objections that the Company may make with regard to the draft TRC quarterly plan could result in additional legal proceedings between us, TRC and Innoviva, as was the case when we initiated arbitration proceedings against Innoviva and TRC in May 2019. Any such legal proceedings could divert the attention of management and cause us to incur significant costs, regardless of the outcome, which we cannot predict. If such proceedings were pursued, there can be no assurance that they would result in us receiving additional distributions from TRC. An adverse result could materially and adversely affect the funds that our affiliates would otherwise expect to receive from TRC in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: June 10, 2020	By:	/s/ Bradford J. Shafer

Bradford J. Shafer
Executive Vice President and General Counsel